Exhibit 99.1

FOR IMMEDIATE RELEASE

FSK Completes Offering of $1,000,000,000 3.400% Notes Due 2026

PHILADELPHIA, PA – December 10, 2020 – FS KKR Capital Corp. (NYSE: “FSK”) today announced that it has completed its previously announced underwritten offering of $1,000,000,000 in aggregate principal amount of its 3.400% unsecured notes due 2026 (the “Notes”). BofA Securities, Inc., BMO Capital Markets Corp., ING Financial Markets LLC, MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc., Truist Securities, Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Mizuho Securities USA LLC and KKR Capital Markets LLC acted as joint book-running managers for this offering. Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC acted as joint lead managers for this offering. BNP Paribas Securities Corp., SG Americas Securities, LLC, Compass Point Research & Trading, LLC, ICBC Standard Bank Plc, R. Seelaus & Co., LLC, Keefe, Bruyette & Woods, Inc. and U.S. Bancorp Investments, Inc. acted as co-managers for this offering.

FSK expects to use the net proceeds of this offering to repay outstanding indebtedness under its financing arrangements.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor shall there be any offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About FS KKR Capital Corp.

FS KKR Capital Corp. (NYSE: FSK) is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $15 billion in assets under management as of September 30, 2020. The BDCs managed by FS/KKR are FSK and FS KKR Capital Corp. II (NYSE: FSKR).

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL, Washington, DC and Leawood, KS.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSK’s operating area, and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

917-338-5074

Media Contact

Melanie Hemmert

Media@fsinvestments.com